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                                                                 Exhibit (n)(ii)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-69522 of MetLife Investors Variable Life Account One of MetLife Investors Insurance Company (the Company) on Form N-6 of our report dated March 7, 2003, relating to the consolidated financial statements of the Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in the method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142) appearing in the Statement of Additional Information, which is part of such Registration Statement, and our report dated April 4, 2003, relating to the financial statements of the sub-accounts of MetLife Investors Variable Life Account One appearing in this Prospectus, which is also part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Statement of Additional Information and in the Prospectus, which are parts of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
April 25, 2003